SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.                                     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 14, 2018, a total of 378,546,453 shares of the Company’s common stock, out of a total of 432,378,473 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders.  Each of the director nominees were elected, and the Company’s stockholders approved each of proposals 2 and 3. The Company’s stockholders did not approve stockholder proposal 4.

1.              Election to the Company’s Board of Directors of the following eight director nominees:

	Number of	Number of		Broker
Name	Affirmative Votes	Negative Votes	Abstentions	Non-Votes
Frank M. Clark, Jr.	300,814,148	11,826,991	327,514	65,577,800
James C. Fish, Jr.	308,443,011	4,202,435	323,207	65,577,800
Andrés R. Gluski	301,395,060	11,250,525	323,068	65,577,800
Patrick W. Gross	301,923,557	10,707,866	337,230	65,577,800
Victoria M. Holt	309,566,498	3,115,418	286,737	65,577,800
Kathleen M. Mazzarella	306,605,053	6,068,062	295,538	65,577,800
John C. Pope	298,949,326	13,689,920	329,407	65,577,800
Thomas H. Weidemeyer	280,988,717	31,409,909	570,027	65,577,800

2.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstentions
372,602,535	5,389,215	554,703

3.              Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2018 proxy statement:

For	Against	Abstentions	Broker Non-Votes
304,391,515	7,123,379	1,453,759	65,577,800

4.              Stockholder proposal regarding a policy on accelerated vesting of equity awards in the event of a change in control.

For	Against	Abstentions	Broker Non-Votes
118,786,307	192,623,631	1,558,715	65,577,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date:	May 17, 2018	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and Chief Legal Officer